Exhibit 99.1

American Tire Distributors to Acquire Monro, Inc.’s Tires Now Distribution Assets

HUNTERSVILLE, N.C. and ROCHESTER, N.Y. – May 19, 2022 – American Tire Distributors (“ATD”) and Monro, Inc. (Nasdaq: MNRO) (“Monro”), today announced that they have entered into a definitive agreement pursuant to which ATD will acquire Monro’s wholesale tire distribution assets, operating under the Tires Now name (“Tires Now”).

Tires Now operates seven facilities across the Southeastern United States, servicing more than 3,500 wholesale customer locations annually. In addition to servicing these wholesale customers, with this transaction, ATD will also strengthen its strategic support of the tire business at Monro’s more than 1,300 retail stores. Both Monro and ATD, as well as their respective partners and customers, are expected to benefit from increased operational efficiencies created through this transaction.

“With the addition of Tires Now, we are taking another important step in ATD’s transformation journey,” said Stuart Schuette, President and Chief Executive Officer of ATD. “We are adding volume and geographic reach that will make us an even stronger supply chain partner to our customers and the manufacturers with which we work. We also view this as a win for the tire supply chain network and a step forward for both ATD’s and Monro’s commitments to sustainability. This transaction will support ATD’s ESG and current emissions efficiency initiatives, and together with Tires Now, we will be able to better reduce overall emissions. This is a truly unique opportunity, and we look forward to working closely with Monro, as well as our other customers, to provide our full platform of ATD’s logistics services.”

Mr. Schuette continued, “We have great admiration for the teammates of Tires Now, and we could not be more excited about growing the ATD family. Together, we will serve even more retail locations with even more logistics services, and we will continue to lead the pace of change in our industry.”

“By transitioning our Tires Now assets to ATD, we are doubling down our focus on our retail footprint while gaining the financial and operational flexibility to continue executing our plans,” said Mike Broderick, President and Chief Executive Officer of Monro. “We have worked with ATD for almost 20 years. We are excited to build on our relationship as we leverage their logistics network and innovation to better serve our growing group of retail customers with the highest standards of service. We also are pleased by the sustainability benefits of this transaction, including emissions reductions.”

Mr. Broderick continued, “Our teammates are our greatest strength, and we are grateful for the contributions made by the Tires Now teammates. The impact on these teammates was an important consideration in the decision to enter this transaction. They have an exciting opportunity to transition with the Tires Now locations and grow their future as part of ATD, an organization that shares our strong dedication to culture and ESG. This transaction demonstrates our commitment to delivering best-in-class service, identifying value-enhancing opportunities, and driving shareholder value.”

Details of the Transaction

Under the terms of the transaction, ATD will pay Monro $105 million in cash for the assets under the Tires Now operations and for certain assets under Monro’s internal tire distribution operations, subject to customary escrow arrangements. The agreement provides that $65 million will be paid at closing and the remaining $40 million will be paid quarterly based on Monro’s tire purchases from or through ATD in connection with a distribution agreement also being entered into by ATD and Monro.

The transaction is expected to close by the end of the second quarter of calendar 2022, subject to clearance under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976, as amended, and other customary closing conditions.

Troutman Pepper is serving as legal counsel to ATD. Harter Secrest & Emery LLP is serving as transaction counsel to Monro, with Gibson, Dunn & Crutcher LLP serving as HSR counsel.

Forward-Looking Statements

In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject, to risks and uncertainties. Such statements include both implied and express statements regarding the completion of the transaction and timing for closing, the benefits expected from the transaction, including increased operational efficiencies and ATD’s ongoing digital transformation, and ATD’s and Monro’s current expectations and projections relating to its future performance and business following closing. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of ATD or Monro to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, the risks that the transaction will not close in the timeframe expected, or at all; the risk that an event, change or other circumstances could give rise to the termination of the proposed merger; the risk that a condition to closing of the merger may not be satisfied on a timely basis or at all; the risk that the expected benefits and effects of the transaction will not be achieved; the risk that the businesses will not be integrated successfully; the risk that the anticipated synergies from the transaction may not be fully realized or may take longer to realize than expected; the risk that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the risk of litigation related to the proposed transaction; the continuing effects of the COVID-19 pandemic and the impact thereof on ATD’s and Monro’s businesses, financial condition and results of operations; the risk that ATD’s or Monro’s business will suffer due to uncertainty related to the transaction; and other general economic and business risks. ATD and Monro disclaim any obligation or duty to update or modify these forward-looking statements.

About American Tire Distributors

American Tire Distributors is one of the largest independent suppliers of tires to the replacement tire market. It operates more than 130 distribution centers, including 24 distribution centers in Canada, serving approximately 80,000 customers across the U.S. and Canada. The company offers an unsurpassed breadth and depth of inventory, frequent delivery, and value-added services to tire and automotive service customers. American Tire Distributors employs approximately 5,000 associates across its distribution center network, including approximately 600 associates in Canada. In 2021, the company was recognized as one of Forbes’ 2021 America’s Best Mid-Sized Employers and received a Gold Stevie® Award in the Transportation Company of the Year category of the American Business Awards®, in addition to a Bronze Stevie® Award for Most Innovative Company of the Year.

About Monro, Inc.

Monro, Inc. (NASDAQ: MNRO) is one of the nation’s leading automotive service and tire providers, delivering best-in-class auto care to communities across the country, from oil changes, tires and parts installation, to the most complex vehicle repairs. With a growing market share and a focus on sustainable growth, the company generated approximately $1.4 billion in sales in fiscal 2022. It continues to expand its national presence through strategic acquisitions and by opening newly constructed stores. Across more than 1,300 stores and 9,000 service bays nationwide, Monro offers customers the professionalism and high-quality service they expect from a national retailer, with the convenience and trust of a neighborhood garage. Monro’s highly trained teammates and certified technicians bring together hands-on experience and state-of-the-art technology to diagnose and address customers’ automotive needs to get them safely back on the road. For more information, visit www.monro.com.

Contact

American Tire Distributors

Jessica Kessel

Senior Director, Corporate Brand Affairs & Communications

jkessel@atd-us.com

704.516.1162

Aaron Palash / Jack Kelleher / Haley Salas

Joele Frank, Wilkinson Brimmer Katcher

212.355.4449

Monro

Colleen Carter

Director, Internal Communications

colleen.carter@monro.com

Investors and Media: Felix Veksler

Senior Director, Investor Relations

ir@monro.com